Exhibit 10.5

Land Lease Agreement

(English Translation)

Party A: Zhuolu Jinxin Mining Co.,Ltd.

Party B: The People’s Government of Luanzhuang Township, Zhuolu County

In consideration of the premises and mutual terms, covenants and conditions hereinafter set forth, and for other good and valuable consideration, the parties hereto agree as follows:

1. The purpose of this Land Lease Agreement permits Party A use of the land owned by Party B in total of 237 Mu (15.8 hectares).

2.  During the lease period, Party A has rights to manage and operate the land.

3.  The total compensation of the lease is RMB 4,970,411.75.

4. The total land lease fee shall be made in two installments.

5. Party B permits Party A to conduct construction on the leased land upon execution of this Land Lease Agreement.

6. The lease period is 20 years and Party A shall have the priority to re-lease the land upon the expiration of the current lease period.

7. Party A shall have the property rights of all the workshops, office buildings, electricity facilities and production facilities that built by Party A on the leased land, and Party A is eligible to transfer the property rights. Party B shall have the property rights of infrastructures such as concrete road that built by Party A on the leased land.

8. Upon the execution of this Land Lease Agreement, Party A shall make the first installment to Party B. Upon receiving the first installment from Party A and by January 20, 2007, Party B shall clear and get the lease land ready for Party A. If Party A cannot use the land due to any reason that caused by Party B within a certain period of time that agreed by both parties, Party B shall pay Party A the penalty at a rate of 2% of total lease price per day.

The above terms has been reviewed and in mutual agreement between both parties. The local People’s Court shall be forum to adjudicate any disputes arising under this agreement.

Party A: /s/____________________________

Zhuolu Jinxin Mining Co., Ltd.

Date: 12/27/2006

Party B: /s/____________________________

The People’s Government of Luanzhuang Township, Zhuolu County

Date: 12/27/2006